UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2004

SALESTACTIX, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26285	87-0419387
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

18101 Von Karman Avenue, Suite 330, Irvine, CA	92612
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (888) 798-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K, as well as other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the Filings), contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrants management as well as estimates and assumptions made by the Registrants management. When used in the Filings the words anticipate, believe, estimate, expect, intend, plan or the negative of these terms and similar expressions as they relate to the Registrant or the Registrants management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrants industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

The Company previously announced in Forms 8-K filed with the Securities and Exchange Commission (the "Commission") on June 24, 2004, September 7, 2004, and October 22, 2204, as amended, that the Company had acquired, in a series of acquisitions, all of the outstanding capital stock of NBD Marketing, Inc., a California corporation ("NBD"), and SalesWare, Inc., a Nevada corporation ("SalesWare"), and has formed an acquisition subsidiary, xSellsys, Inc., a California corporation ("xSellsys"), to acquire substantially all of the assets and liabilities of CRM SalesWare, Inc., a California corporation ("CRM SalesWare", and together with NBD and its wholly-owned subsidiary Prospect Works, SalesWare, and CRM SalesWare, the "Acquired Companies") (collectively, the "Acquisitions"). On October 6, 2004, the Acquired Companies, William Noonan, Vincent Michael Keyes III, and Thomas Ketchum filed a complaint in Orange County Superior Court, Case No. 04CC00669 against the Company, Scott Absher, George LaFevre and Mark Absher (the Acquired Companies collectively with the Company, William Noonan, Vincent Michael Keyes III, Thomas Ketchum, Scott Absher, George LaFevre and Mark Absher, the "Parties") (the "Dispute").

On November 15, 2004, the Company entered into a Settlement and Mutual Release Agreement  ("Settlement Agreement") together with each of the other Parties to the Dispute whereby (i) the acquisition agreements by and among the Parties are rescinded including an asset purchase agreement and certain stock purchase agreements; (ii) certain assets owned by SalesTaxtix, Inc. and xSellsys are to be transferred to certain of the other Parties; (iii) certain trademarks and tradenames owned by certain of the Parties are to be transferred to CRM SalesWare; and (iv) certain outstanding shares of the Company owned by the Parties other than the Company are to be canceled. The Settlement Agreement essentially unwinds the Acquisitions and restores the Parties to their prior positions, as if the Acquisitions had never occurred. The Settlement Agreement also provides for non-solicitation covenants, protection of certain proprietary information and indemnification of the defendant Parties. A copy of the Settlement Agreement is attached as an Exhibit to this Report. Under the terms of the Settlement Agreement, the Dispute and underlying legal proceedings are to be dismissed.

The information above is qualified in its entirety by reference to the Settlement Agreement filed as an Exhibit to this Report.

Item 9.01. Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired.

        Not applicable.

(b) Pro Forma Financial Information

        Not applicable

(c) Exhibits.

Exhibit No.	Description
10.1.	Settlement and Mutual Release Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SALESTACTIX, INC.
(Registrant)

Date: November 15, 2004
/s/ Scott W. Absher
Scott W. Absher Chief Executive Officer, President and Secretary